SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 10, 2005

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

602-244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 10, 2005, ON Semiconductor Corporation, a Delaware corporation (the “Company”) entered into a Conversion and Termination Agreement (the “Agreement”) with TPG ON Holdings LLC, a Delaware limited liability company (“TPG”), an affiliate of the Company’s largest shareholder, to convert the Company’s Series A Cumulative Preferred Stock (“Preferred”) owned by TPG into approximately 49 million shares of common stock of the Company (the “Conversion Shares”) as provided for under the certificate of designations, as amended, governing the Preferred.

Pursuant to the terms of the Agreement, an 8 percent share premium of approximately 4 million shares of common stock (the “Inducement Shares”) will be issued to TPG following appropriate clearance under NASDAQ Marketplace Rules. The early conversion of the Preferred into common stock, including the proposed issuance of the Inducement Shares was approved by the Company’s board of directors, following the unanimous recommendation of a special committee, comprised of independent directors, formed specifically for the purpose of negotiating, evaluating and considering the transaction. The Company has also agreed to provide for the registration of the Inducement Shares by amending the Registration Rights Agreement dated September 7, 2001 entered into by the Company and TPG in connection with the issuance of the Preferred.

The above discussion is merely a description of select terms of the Agreement and is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Reference is also made to the press release dated November 11, 2005 describing the benefits of the transaction, titled “ON Semiconductor Improves Earnings to Common Stock and Reduces Indebtedness” and furnished hereto as Exhibit 99.1. Such press release shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, (the “Securities Act”) unless such filing specifically indicates otherwise.

Item 3.02.	Unregistered Sales of Equity Securities.

Reference is made to Item 1.01 of this Current Report on Form 8-K for a description of the Inducement Shares and the nature of the transaction. Accordingly, Item 1.01 is incorporated into this Item 3.02 by reference.

The Company will issue the Inducement Shares in reliance upon the exemption afforded by the provisions of Section 4(2) of the Securities Act of 1933 and/or Regulation D thereunder on the basis that the transaction does not involve a public offering. The certificate representing such securities will contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

Not applicable.

(b) Pro Forma Financial Information

Not applicable.

(c) Exhibits

Exhibit No.	Description
10.1	Conversion and Termination Agreement dated November 10, 2005, by and between ON Semiconductor Corporation and TPG ON Holdings LLC.

99.1	Press Release dated November 11, 2005, titled “ON Semiconductor Improves Earnings to Common Stock and Reduces Indebtedness.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION

(Registrant)

Date: November 14, 2005	By:	/s/ DONALD A. COLVIN
Donald A. Colvin
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Conversion and Termination Agreement dated November 10, 2005, by and between ON Semiconductor Corporation and TPG ON Holdings LLC.

99.1	Press Release dated November 11, 2005, titled “ON Semiconductor Improves Earnings to Common Stock and Reduces Indebtedness.”